UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 15, 2016

CORPORATE CAPITAL TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	814-00827	27-2857503
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (866) 745-3797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Items.

On August 15, 2016, Strategic Credit Opportunities Partners, LLC (“SCJV”), a joint venture between Corporate Capital Trust, Inc. (the “Company”) and Conway Capital, LLC (“Conway”), an affiliate of Guggenheim Life and Annuity Company and Delaware Life Insurance Company, commenced operations pursuant to the terms of a limited liability company agreement between the Company and Conway. Pursuant to the terms of the agreement, the Company and Conway together will agree on all investment decisions as well as all other significant actions for SCJV. SCJV was formed to invest its capital in a range of investments, including senior secured loans (both first lien and second lien) to middle market companies, broadly syndicated loans, equity, warrants and other investments. As administrative agent of SCJV, the Company will perform certain day-to-day management responsibilities on behalf of SCJV.

In connection with its commencement of operations, SCJV caused CSCOP SE I LLC (“Borrower SPV”), a wholly-owned subsidiary of SCJV, to enter into a credit agreement, dated August 15, 2016 (the “Closing Date”), with Bank of America, N.A., as administrative agent (“Credit Agreement Administrative Agent”), Bank of America Merrill Lynch, as sole lead arranger and sole book manager, and the lenders named therein (the “Credit Agreement”). The Credit Agreement provides for a revolving credit facility which provides for up to $165,000,000 in total commitments to Borrower SPV (the “Credit Facility”), which are secured by substantially all of the assets of Borrower SPV. Borrowings by Borrower SPV may take the form of either base rate loans or Eurocurrency rate loans. Base rate loans shall bear interest at a rate per annum equal to the sum of (a) the fluctuating rate per annum equal to the highest of (i) the federal funds rate plus ½ of 1%, (ii) the prime rate set by Bank of America for such day and (iii) the 1-month London Interbank Offered Rate (“LIBOR”) plus (b) 1.85%. Eurocurrency rate loans shall bear interest at the rate per annum equal to the sum of (a) LIBOR (or a comparable or successor rate approved by the Credit Agreement Administrative Agent) plus (b) 1.85%. Base rate loans may be converted into Eurocurrency rate loans and vice versa by Borrower SPV by delivering a notice to the Credit Agreement Administrative Agent and State Street Bank and Trust Company, as collateral administrator, pursuant to the terms of the Credit Agreement. Among other fees payable by Borrower SPV, Borrower SPV shall pay to the Credit Agreement Administrative Agent a commitment fee for undrawn commitments under the Credit Facility. Borrowings under the credit facility shall mature on the second anniversary of the Closing Date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2016	CORPORATE CAPITAL TRUST, INC.
a Maryland Corporation

	By:	/s/ Steven D. Shackelford
Steven D. Shackelford
President and Chief Financial Officer